UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 9, 2012

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2012, BPZ Resources, Inc. (the “Company”), and its subsidiaries BPZ Energy LLC, and BPZ Exploración & Producción S.R.L. (BPZ E&P), entered into a second amendment to their Credit Agreement with Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”) and other parties, dated as of July 6, 2011, for $75 million in secured debt financing.  The amendment, effective as of December 30, 2011, (i) removed the requirement to provide audited financial statements from BPZ Energy LLC, (ii) increased the maximum consolidated total debt allowed for BPZ E&P from $120 million to $122 million for the fiscal year ended December 31, 2011, (iii) deferred the date by which commercial production must commence in the Albacora field from January 1, 2012 to February 29, 2012, and (iv) extended the date by which the Company must implement a hedging strategy reasonably acceptable to the lenders from January 2, 2012 to April 1, 2012.

In addition, the Company and its subsidiaries Empresa Eléctrica Nueva Esperanza S.R.L. and BPZ Exploración & Producción S.R.L., entered into a third amendment to their Credit Agreement with Credit Suisse, dated as of January 27, 2011, for $40 million in secured debt financing.  The amendment, effective as of December 30, 2011, increased the maximum aggregate indebtedness allowed for the BPZ E&P and BPZ Lote Z-1 S.R.L. from $120 million to $122 million.

The Company and its applicable subsidiaries previously amended each of the credit agreements to make conforming changes not requiring a report under this Item 1.01 of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: January 10, 2012	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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